[LOGO]     WELLS FARGO BANK MINNESOTA,                    EXHIBIT 10.2
WELLS      NATIONAL ASSOCIATION                           REVOLVING NOTE
FARGO
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$3,000,000.00                                             AUGUST 28, 2002

FOR VALUE RECEIVED, Medamicus, Inc. (the "Borrower") promises to pay to the order of Wells Fargo Bank Minnesota, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,00,000.00) or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error, the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder.

INTEREST RATE. The principal balance outstanding under this Revolving Note shall bear interest at an annual rate equal to the Base Rate plus 0.0%, floating.

Base Rate means the rate of interest established by Wells Fargo Bank Minnesota, National Association from time to time as its "base" or "prime" rate of interest at its principal office in Minneapolis, Minnesota.

DEFAULT RATE OF INTEREST. The interest rate otherwise in effect under this Revolving Note shall increase by 0.25% for the first 30 days following the Bank's determination that an event of default under Section 8.1 of the Agreement has occurred, and that any applicable grace period, if any, has elapsed. The interest rate shall be increased by an additional 0.25% for each 30 day period that occurs thereafter until either the indebtedness evidenced by this Revolving
Note is paid in full, the default has been cured to the Bank's satisfaction, or this Revolving Note is accelerated and the interest after maturity rate described below becomes effective. The interest rate in effect prior to default will be reinstated by the Bank to be effective as of the date determined by the Bank to be the date that the default was cured.

THE BANK'S ASSESSMENT OR ACCEPTANCE OF INTEREST PAID AT AN INCREASED RATE SHALL NOT CONSTITUTE A WAIVER OF ANY DEFAULT UNDER THE TERMS OF SECTION 8.1 OF THE AGREEMENT AND THIS REVOLVING NOTE, OR ANY WAIVER OF THE BANK'S RIGHT TO ACCELERATE OR DEMAND PAYMENT OF THIS REVOLVING NOTE.

INTEREST AFTER MATURITY. The unpaid principal balance and interest due under this Revolving Note after maturity (whether this Revolving Note matures by demand, acceleration or lapse of time) shall bear interest until paid at the Base Rate plus 2.0%, floating.

REPAYMENT TERMS

INTEREST. Interest shall be payable on the first day of each month, beginning September 1, 2002.

PRINCIPAL. Principal, and any unpaid interest, shall be due on August 1, 2003.

ADDITIONAL TERMS AND CONDITIONS. This Revolving Note is issued pursuant to the First Amendment of even date amending the Credit Agreement between the Bank and the Borrower dated July 31, 2001 (the "Agreement") and shall replace but not be deemed to satisfy the July 2001 Revolving Note as defined in the Agreement . The Agreement, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank if this Revolving Note is not paid as provided above. This Revolving Note shall be governed by the substantive laws of the State of Minnesota.


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WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Revolving Note.

MEDAMICUS, INC.

BY: /s/ JAMES D. HARTMAN
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ITS: PRESIDENT & CEO
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